NEWS RELEASE

TURNED AWAY BY THE DRAGONS, NAKED BRAND GROUP DECIDES IT’S BETTER TO SWIM WITH THE SHARKS

Daymond John of ABC’s Shark Tank Will Provide Strategic Marketing and Branding Expertise to Naked as it Expands its Brand throughout the United States

Vancouver, BC, October 9, 2012 – Naked Brand Group Inc. (the “Company” or “Naked”) (OTCQB:NAKD) is pleased to announce that Daymond John and his marketing firm, Shark Investors, LLC (“Shark”), have signed a binding memorandum of understanding dated October 1, 2012 (the “MOU”) to provide consulting services to Naked, including assistance with brand management, celebrity alignment, strategic retail placement, manufacturing strategy, strategic and creative development of licensed products and financing assistance, for a two year period.

Mr. John is a sought-after branding consultant, keynote speaker, author and TV personality.  He got his start as the mastermind behind FUBU clothing where he defined urban apparel and grew the company into a $6 billion global enterprise.  Today, he is best known as a Shark on ABC’s Shark Tank. He created Shark to assist companies with developing and implementing innovative strategies to connect with their consumers more effectively through association with some of the world’s most influential celebrities, musicians and personalities.

Joel Primus, President and CEO of Naked, states, “Twice we tried to make a deal with the Dragons on CBC’s Dragon’s Den and twice we walked away because they were too greedy.  I firmly believe in serendipity and couldn’t be happier with the way things turned out.  We are now partnered with Daymond John, one of the industry’s most sought after business moguls and branding consultants.  We look forward to collaborating with him and his team as we roll out our new products throughout North America this year.”

Daymond John, President of Shark, states, “Naked has developed a line of fashion forward innerwear that truly aligns with their name - making you feel as though you are wearing nothing at all.  I’m very excited about this brand and believe that the U.S. consumers will fall in love with this premium, sexy collection of innerwear for men.”

About Naked Brand Group, Inc.
Naked is one of the world’s most luxurious and environmentally conscious underwear brands.   Each smooth and light-weight garment seamlessly forms to your body making you feel like you’re wearing nothing at all. Naked underwear and undershirts are sold in over 114 locations across North America including Holt Renfrew, Boys’co, Kitson and Freshpair.com.  Naked has been featured on Entertainment Tonight (ET) Canada and on The Dragons' Den.

For more information, please contact:
Joel Primus, President & CEO
Toll Free:  1-877-592-4767
Email:  joel@thenakedshop.com
www.thenakedshop.com

Forward-Looking Statements
This press release contains “forward-looking statements” that involve risks, uncertainties and assumptions, such as statements regarding opportunities the Company expects may result as a result of agreement with Shark. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “outlook,” “believes,” “intends,” “estimates,” “predicts,” “potential” or the negative of these terms or other comparable terminology. These forward-looking statements are based on management’s current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation: an economic downturn or economic uncertainty in the Company’s key markets; the Company’s inability to effectively manage the growth and the increased complexity of its business as a result of the Closing; the company’s highly competitive market and increasing competition; the Company’s inability to deliver its products to the market and to meet customer expectations due to problems with its distribution system; the Company’s failure to maintain the value and reputation of its brand; and other risk factors detailed the Company’s public filings. You are urged to consider these factors carefully in evaluating the forward-looking statements contained herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by these cautionary statements. The forward-looking statements made herein speak only as of the date of this press release and, except as required by applicable laws, the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.